L E A S E
                             WATERFRONT PLAZA

THIS LEASE entered into on November 8, 1996, by and between

HOME SUPPLY COMPANY, a Kentucky Corporation
3720 South 7th Street Road
Louisville, Kentucky 40216
(hereinafter "LANDLORD")

and
PERENNIAL DEVELOPMENT CORPORATION and
IN HOUSE REHAB, INC., a Kentucky corporation
(its wholly owned subsidiary)
14th Floor, Center Tower Waterfront Plaza
325 W. Main Street
Louisville, Kentucky 40202
(hereinafter "TENANT")

                               WITNESSETH:

WHEREAS, the Tenant desires to lease from Landlord and the Landlord desires to lease to Tenant the hereinafter described premises comprising a part of the office building known as Waterfront Plaza Building, (the "Building"),325 West Main Street, Louisville, Jefferson County, Kentucky, under the terms and conditions hereinafter set forth.

1. GRANT, PREMISES AND TERM

1.1 Grant and Premises

Landlord leases to Tenant and Tenant leases from landlord upon the terms and conditions set forth herein the described space to be known as 14th Floor, Center
Tower (the "Premises"), Waterfront Plaza Building, 325 West Main Street, Louisville, Kentucky consisting of 7,375 sq. ft.

1.2 Additional Areas

In addition to the Premises, Tenant shall have the non-exclusive use, during the term of this Lease, of the common facilities designated from time to time by Landlord, subject to the Rules and Regulations attached as Exhibit "A" and to such other rules and regulations as Landlord may from time to time require or impose on all tenants, including the following common facilities: sidewalks; driveways; lobby; elevators; mail room; parking facilities and any and all finished or improved areas outside the Premises (present or future). Landlord reserves the right to make changes or revisions in the site, including, without limitation, any designated parking spaces, sidewalks, driveways, parking facilities, malls and finished or improved areas. Landlord further reserves the right to change the size, location, nature and use of common facilities so long as it does not disturb Tenant's space, or materially diminish the character or quality of the lobby. No change shall reduce the number of elevators available to the Tenant's facility. Landlord may at any time close temporarily any common areas to make repairs or changes therein or to the effect construction, repairs or changes within the Premises to prevent the acquisition of public rights in such areas and to discourage non-customer parking, and may do such other acts in and to the common areas as in its judgment may be desirable to improve the convenience thereof.

1.3  Roof and Walls

Landlord shall have the exclusive right to use all or any part of the roof, front, side and rear exterior walls of the Building for any purpose, including, but not limited to, erecting signs or other structures on or over all or any part of the same, erecting scaffolds and other aids to the construction and installation of the same, and installing, maintaining, using, repairing and replacing of pipes, ducts, conduits and wires leading through, to or from the Building and serving other parts of the Premises in locations which do not materially Interfere with Tenant's use of the Building. Tenant shall have no right whatsoever in the exterior or exterior walls or the roof of the Building.

1.4 Term

The term of this Lease ("Lease Term") shall be for a period of five (5) years, beginning on February 1, 1997 and ending on January 31, 2002. If the Premises is not ready for occupancy by February 1, then the term of the Lease shall begin the first day of the month following the month in which possession is given to the Tenant and run for the full term (five years) of the Lease from that date.

2. RENT

2.1 Base Rent

Tenant shall pay to Landlord without notice or demand and without set off or deduction for any reason at Landlords office at 3720 South 7th Street Road, Louisville, Kentucky 40216, or at such other location as Landlord shall direct in writing to Tenant the base rent and any additional rent. The rent for the premises is a total sum of FOUR HUNDRED TWENTY FOUR THOUSAND SIXTY TWO AND 50/100
($424,062.50) DOLLARS and is payable as follows:

(a) EIGHTY FOUR THOUSAND EIGHT HUNDRED TWELVE AND 50/100 ($84,812.50) DOLLARS per year, payable in monthly installments of SEVEN THOUSAND SIXTY SEVEN AND 71/100 ($7,067.71) DOLLARS per month. The first month's rent shall be due and payable on February 1, 1997.

2.2 Early/Late Possession

If Tenant shall take possession prior to February 1, 1997, Tenant shall pay the rent for that portion of the month which Tenant occupies the Premises before the.
effective date. If Tenant takes possession before February 1, such shall not lengthen the term of the Lease. If Tenant takes possession after February 1, the
Lease shall run for a period of five (5) years beginning with the first day of the month following the taking of possession.

2.3 Late Payment Charge

A late payment charge of ten (10%) percent of monthly rental shall be due and payable with rent received after the tenth Clothe calendar day of the month.

3. USE AND OCCUPANCY

3.1 Use

The Premises are to be used solely for the purpose of maintaining an office for use in connection with Tenant's business including its use as a conference and meeting center and for no other business or purpose without the prior written consent of Landlord. Tenant shall not do or permit to be done in or about the Premises anything which is illegal or unlawful; or which is of a hazardous or dangerous nature, or which is noxious or offensive to other tenants in the Premises or to Landlord, or which will increase the rates of insurance carried by Landlord. Tenant shall not use any portion of the Premises for providing of any medical or rehabilitation services or related similar services and the Premises shall be used solely as a business office. Tenant shall obtain all permits, licenses, certificates or other authorization and any renewals, extensions or continuances of the same required in connection with the lawful and proper use of the Premises except for a Certificate of Occupancy and shall pay when due all taxes upon its merchandise, stock, fixtures and equipment in the Premises. Neither a failure on the part of Tenant to procure such permit, license, certificate or other authorization, nor the revocation of the same, shall in any way affect the liability of Tenant for payment of rent herein reserved or the performance or observance of any of the covenants or conditions herein contained on Tenant's part to be performed and observed. Tenant shall (and shall cause its employees to) observe the Rules and Regulations attached as Exhibit "A" or such other rules and regulations applicable to the Premises as may be imposed by Landlord from time to time on a nondiscriminatory basis to all Tenants and Tenant shall comply with all governmental laws; and ordinances and all regulations applicable to the use and occupancy of the Premises, except that
Tenant shall not be required to install or pay for any improvement to the leased
Premises that is required of the Building as a whole. Without limiting the generality of the foregoing, Tenant shall not display anything outside of the Premises nor operate any loud speakers without the specific written consent of Landlord.

3.2 Occupancy - Improvements to Premises and Tenant's Taxes

(a) The Landlord and Tenant have agreed upon the necessary finish work to be made to the Premises to make them useable in accordance with Tenant's preferences. The improvements that are to be made to the Premises are reflected off the attached
Exhibit B, initialed by the parties and dated coincident with the execution of this Lease. The Landlord shall provide a sprinkler system to the Premises as a part of the improvements to be made. The Landlord and Tenant have also agreed upon the extent to which the Landlord will install such improvements at its sole expense and those where Landlord will install improvements at Tenant's expense and the amount that Tenant is to pay therefore. Such agreement is attached hereto as Exhibit C. Said amounts shall be due coincident with the commencement of the lease term and shall be due and payable. The failure to timely pay the same shall be a breach of the terms of this Lease. (See Exhibits B and C attached.)

(b) Tenant shall pay before delinquency any and all taxes and assessments and licenses, sales, business, occupational or other taxes, fees or charges levied, assessed or impose upon its business operations, upon its trade fixtures, merchandise and other personal property in, on or upon the Premises.

(c) In the event any taxes, fees or charges referred to in the preceding subparagraph (b) shall be assessed, levied on or imposed upon or with the business or property of Landlord, such assessment, fees or charges shall be paid by Tenant to Landlord promptly upon Landlord's request for such payment.

(d) The Landlord agrees to complete the common areas on the 14th floor in accordance with its standard finish.

4.  REPAIRS

(a) Landlord shall keep or cause to be kept in as good repair as same are in when possession hereunder is given to Tenant (subject to certain completion responsibilities set forth elsewhere in this lease); the foundations, the roof and the structural soundness of the Building, the plumbing, heating and air conditioning and all the improvements made to the Premises by the Landlord for the purposes of the Tenant's utilization provided that Tenant shall be responsible for any damage done to any of said improvement by its personnel or invitees, employees and agents and Tenant shall be liable for damage to any of the common areas caused by the negligence or deliberate acts of the Tenant, its employees, agents or invitees. The Landlord shall keep the Building and its common areas of the Building in a good state of repair.

{b) The Landlord shall not be liable for the interior of the Premises or to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice or the need for such repairs or maintenance is given to the Landlord by Tenant. Landlord shall, as promptly as circumstances permit, proceed and diligently proceed to repair any or correct any maintenance failure. Except as otherwise provided for herein there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference of Tenant's business arising from the making of repairs, alterations, or improvements in or to any portion of the Building or the Premises therein. Landlord shall perform such repairs in a manner so as to create the least amount of interference with Tenant's business.

5. SERVICE

(a) So long as Tenant is not in default hereunder Landlord agrees to supply, at its expense during the hours of 7:00 a.m. to 5:00 p.m. on all days during the term hereof except Saturdays, Sundays and holidays, city water to establish outlets for drinking, lavatory and toilet purposes, lighting, heat and air conditioning in the common areas of Tenant's floor and adequate lighting for entering and exiting the Premises. Holidays shall be defined as major holidays recognized by a majority of businesses operating in Jefferson County as days on which they do not operate. These shall include New Years Eve, New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Eve and Christmas Day. Landlord shall have the right to establish other dates as holidays but any such addition of dates shall apply to all Tenants within the Building. Landlord agrees to provide ordinary cleaning services for the Premises including all common areas and maintenance of the passenger elevators for Tenants during all such days that the Building is open as provided for herein.

(b} Tenant shall be guaranteed during the term hereof five (5) parking spaces in the adjacent garage maintained by the Landlord at the current monthly charge of
$40.00 per month per parking space, and five (5) additional parking spaces on a month to-month basis with a 30 day cancellation clause. Landlord shall have the right to adjust the rate for all parking from time to time provided such adjustments apply to other tenants in the garage adjacent to the Premises.

(c) Heating and air conditioning in appropriate seasons during all such business days, excluding holidays, Saturdays and Sundays.

(d) Tenant shall reimburse Landlord for all electrical consumed on the Premises except that needed for heating and air conditioning. Tenant shall reimburse Landlord at the rate of $.095 per kilowatt hour and such reimbursement shall be due within and as a part of the rent and the failure to pay the same shall be a default herein.

(e) Landlord shall provide replacement during the first lease year only bulbs and ballasts in the lighting system. Thereafter, the same shall be replaced at the sole cost or expense of the Tenant.

(f) The Landlord shall be the judge (but shall always be required to provide services of a character comparable to those provided during the initial term of the lease) as to the character or amount of such services and shall not be liable in damages or by way of abatement of rent for the stoppage, delay or interruption of any of the aforesaid services in whole or in part by the act or default by the
Tenant or any other parties, repairs, renewals or improvements or by any strike, labor unrest, accident, casualty acts of God or any other cause beyond the reasonable control of the Landlord including the inability to provide any utility or any other service.

5.1  Quiet Enjoyment

If and so long as Tenant pays the prescribed rent and performs and observes all of the terms, conditions, covenants and obligations of this Cease required to be performed or observed by it hereunder, Tenant shall at all times during the term hereof, have the peaceful and quiet enjoyment, possession, occupancy and use of the Premises without any interference from Landlord or any person or persons claiming the Premises by, through or under Landlord, subject to any mortgages, underlying leases or other matters of record to which this Lease is or may become subject.

6. CERTAIN RIGHTS RESERVED BY LANDLORD

Landlord, its agents and employees shall have the following rights, exercisable after reasonable notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim for set-off or abatement of rent:

(a) To, after reasonable notice to Tenant, change the Building's name or street address; and to install, affix and maintain any and all signs on the exterior and/or interior of the Building;

(b) To designate and/or approve all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment, and to control all internal lighting that would effect or deteriorate from either the comfort and use by other tenants or which would detract from the overall exterior appearance of the Building;

{c) To grant to anyone or to reserve to Landlord the exclusive right to designate, limit, restrict and/or control the business and any service in or to the Building and its tenants, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein;

(d) To show the Premises to prospective Tenants at reasonable hours during the last six (6) months of the term and, if vacated during the Term, to prepare the
Premises for re-occupancy;

(e) To retain at all times, and to use in permitted circumstances for entry, keys to all doors within and into the Premises;

(f) To decorate or to make repairs , alterations , additions or improvements, whether structural or otherwise, in and about the Building or the Premises, or any part thereof, and for such purposes to enter upon the Premises, and during the continuance of any of said work, temporarily to close doors, entryways, public space and corridors and to interrupt or suspend temporarily services and facilities, all without abatement of rent or affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible and usable;

(g) To have and retain a paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber it;

(h) To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Building (so as not to exceed the legal live load), and to require all such items and furniture and similar items to be moved into and/or out of the Building or the Premises only at such times and in such manner as Landlord shall direct in writing. Movements of Tenant's property into, within, or out of the Building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any such property to be moved into or out of the Building.

(i) To prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of Landlord which will not be unreasonably withheld and provided said vending or dispensing machines are used for their employees only and do not otherwise create an inconvenience to other tenants; and

(j) To close the Building after regular working hours and on Saturdays, Sundays and legal holidays, subject, however, to Tenant's and its business invitees' rights to admittance, under such regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves and that said persons established their right to enter or leave the Building.

(k) The Landlord may at any time restrict usage of any adjacent parking facilities to the number of spaces which it As required to provide to the Tenant as set forth in Paragraph 5(b) hereof and otherwise limit parking by employees and invitees of the Tenant, on Premises owned or controlled by the Landlord. Landlord presently permits invitees and customers while conducting business with
Tenant to utilize the parking facilities. Tenant reserves the right to impose charges to said persons for the use of said parking facilities or otherwise limit usage.

Landlord, its agents and employees, may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant. Landlord agrees to give reasonable notice of at least two hours prior to inspection, except in the event of an emergency.

7.  ALTERATIONS TO PREMISES, SIGNS

(a) Tenant shall not make any alterations, additions or improvements to the Premises without first obtaining Landlord's prior written consent, which consent will not be unreasonably withheld. Further Tenant shall not place, direct, maintain or paint any signs on the Premises except such signs as are in accordance with plans which have been submitted to and approved in writing by Landlord, which consent will not be unreasonably withheld. Landlord shall provide building standard signage on the lobby. Signage at Tenant's suite entrance will be provided by Tenant at its expense, subject to Landlord's approval. Landlord may make any repairs, alterations or improvements which Landlord may deem necessary for the preservation, safety or improvement of the Premises or the Building, provided, however, that in so doing Landlord shall not unreasonably interfere with Tenant's use and occupancy of the Premises. All alterations, additions and improvements made by Tenant shall become the property of Landlord upon the making thereof and shall be surrendered to Landlord upon the expiration of this Lease. Any damage to the Premises in connection with the making of alterations, additions and improvements by Tenant or in connection with the placement, direction, maintenance painting or removal of any signs on the Premises shall be paid by Tenant.

8.  DAMAGE OR DESTRUCTION

(a) In the event the Premises are damaged or destroyed by fire, earthquake or any other casualty to such an extent as to render the same untenantable in whole or in substantial part, Tenant shall give Landlord immediate notice of the occurrence of any such casualty. Unless Landlord, within sixty (60) days after receipt of such notice, notifies Tenant of its election to repair or to restore the Premises, this Lease shall terminate at the end of such sixty (60) day period and if Tenant shall not be in default under this Lease, then Tenant's liability for rent shall cease as of the day following the casualty and any rent paid by Tenant in advance and not yet earned as of the date of termination shall be refunded to Tenant. If Landlord elects to repair or restore the Premises, the rent shall be abated during the period from the day following the casualty until completion of the repair or restoration in the same proportion as the untenantable portion of the Premises bears to the former rentable area thereof.

(b) In the event the Premises are damaged by fire, earthquake or any other casualty to such an extent that the Premises shall be rendered untenantable in part (but less than a substantial part), then Landlord shall promptly at its own expense repair and restore the Premises, provided, however, nothing herein shall obligate Landlord to repair or restore the Premises if the casualty occurs within twelve (12) months of the end of the Lease Term. The rent shall be abated proportionately as to the portion of the Premises rendered untenantable from the day following the casualty until completion of the repair and restoration.

9. INDEMNITY AND TENANT INSURANCE

(a) Tenant shall indemnify and hold Landlord harmless from all loss, damage, liability or expense resulting from any injury to or death of any person, or any loss of or damage to any property, caused by or resulting from any act or omission of any officer, agent, employee, guest, invitee or visitor of Tenant in or about the Premises or the Building, but the foregoing provision shall not be construed to make Tenant responsible for injuries to third parties caused by the negligence of Landlord or any agent or employee of [andlord. Landlord shall not be liable for any injury to or the death of any person, or any loss of or damage to property, sustained by Tenant, or by any other person Is) whatsoever, which may be caused by the Building or the Premises or any appurtenances thereto or thereof being out of repair, or by the bursting or leakage of any water, gas sewer or steam pipes, or by any act or negligence of any tenant or occupant of the Building, or of any other person, or by any other cause of whatsoever nature, unless caused by the negligence of Landlord or its officers, agents or employees.

(b) Tenant covenants and agrees that it will carry and maintain during the Lease
Term, at Tenant's sole cost and expense, bodily injury liability insurance within limits of not less than one million ($1,000,000.00) dollars per person and one million ($1,000,000.00) dollars per occurrence and property damage insurance with minimum 1 imits of not less than one million ($1,000,000.00) dollars insuring against any and all liability of the insured with respect to the Premises arising out of all maintenance, use or occupancy thereof. Such bodily injury liability insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and loss of or damage to property contained in subparagraph (a) of this Lease, and shall name Landlord as additional insured.

(c)  Certificates of such policies shall be delivered to Landlord within ten
(10)
days after delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of the term of each such policy. Such policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recovery thereunder for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance must contain a provision that the insuring company will give to Landlord thirty (30) days notice in writing in advance of any cancellation or lapse of the policies or of the effective date of any reduction in the amounts of insurance.

{d) Tenant covenants and agrees that it will carry and maintain during the Lease
Term, at Tenant's sole cost and expense, casualty insurance covering the damage by fire and the usual extended coverage clauses, including theft and vandalism coverage insuring Tenant's fixtures and persona] property to the extent of the full insurable value thereof. Certificates of such policies shall be delivered to Landlord within ten (10) days after delivery of possession of the Premises to
Tenant and thereafter within thirty (30) days prior to the expiration of the term of each such policy.

10. WAIVER OF SUBROGATION

Landlord and Tenant each releases and relieves the other and on behalf of its insurers waives its entire right of recovery against the other for loss or damage arising out of or incident to the perils of fire, explosion or any other perils generally described in "extended coverage" insurance endorsements used in Louisville, Kentucky, which occur in, on or about the Building and/or the Premises, whether due to the negligence of such other party, its agents or employees, or otherwise.

11. LIENS

Tenant will keep the Premises and/or the Building free and clear of all mechanics' and materialmens' liens and other liens on account of work done for or by Tenant or persons claiming under it. Should any such lien be filed against the Premises and/or the Building, Landlord may, without notice to Tenant, elect to obtain the release of such lien and any sums expended by Landlord shall be immediately repaid to Landlord by Tenant together with interest at the rate of eight (8%) percent per annum, unless Tenant shall within thirty (30) days after the filing thereof cause the same to be released.

12. ASSIGNMENT, SUBLETTING, MORTGAGING

Tenant shall not voluntarily, involuntarily or by operation of law assign, transfer, mortgage or otherwise encumber all or any part thereof without first obtaining in each and every instance Landlord prior written consent, which consent shall not be unreasonably withheld, and any attempt to so assign, transfer, mortgage, encumber or sublet without Landlord's written consent shall be null and void; and if any such assignment, transfer, mortgage or encumbrance is made with the written consent of the Landlord, Tenant shall nevertheless remain liable to Landlord for payment of rent according to the terms here of and for due performance of all the terms, covenants and conditions of this Lease . If Tenant is a corporation, then any transfer of this Lease by merger, consolidation or liquidation or any change in the ownership of, or power to vote the majority of its outstanding voting stock, shall constitute an assignment for the purpose of this paragraph. If written consent is once given by Landlord to any such assignment or subletting, such consent shall not operate as a waiver of the necessity for obtaining Landlord's written consent to any subsequent assignment or subletting. Landlord's consent to assignment or subletting should not be unreasonably withheld.

13.  PRIORITY OF LEASE

This Lease shall be subordinate to any and all mortgages and other security instruments now existing, or which may hereafter be made covering the Building and/or the real property underlying the same or any portion or portions thereof, and for the full amount of all advances made thereunder (without regard to the time or character of such advances) together with interest thereon and subject to all the terms and provisions thereof and to any renewals, extension, modifications and consolidations thereof; and Tenant covenants to make, execute, acknowledge and deliver upon request any and all documents or instruments demanded by Landlord which are or may be necessary or proper for more fully and certainly assuring the subordination of this Lease to any such mortgages or other security instruments; provided, however, that any person or persons purchasing or otherwise acquiring any interest at any sale and/or proceedings under such mortgages or other security instruments shall continue this Lease in full force and effect in the same manner and with like effect as if such person or persons had been named Landlord herein, and in the event of such election, this Lease shall continue in full force and effect as aforesaid and Tenant hereby attorns and agrees to attorn to such person or persons. If required by any first mortgagee, Tenant shall execute an agreement that this Lease will be superior to such first mortgage or if required by any first mortgagee, Tenant shall execute a separate subordination, attornment and nondisturbance agreement. Tenant agrees to promptly, within ten (10) days after request, execute and deliver any document provided for within this paragraph. So long as Tenant shall not be in default under this Lease, its right of possession and enjoyment of the Premises shall be and remain undisturbed and unaffected and any subordination agreement executed by Landlord shall contain language specifically so providing.

14. ESTOPPEL CERTIFICATE AND NON-RECORDING PROVISION

14.1 Tenant shall at any time and from time to time execute, acknowledge and deliver to Landlord a statement in writing certifying:

(a) that this Lease is unmodified and in full force and effect (or if there has been any modification hereof that the same is in full force and effect as modified and stating the nature of the modification or modifications).

{b) that to the best of its knowledge Landlord is not in default under this Lease
(or if any such default exists the specific nature and extent thereof).

(c} the date to which rent and other charges have been paid in advance, if any.

14.2 It is agreed between the parties that neither this Lease nor any memorandum thereof shall be recorded.

15. FIXTURES AND PERSONAL PROPERTY; SURRENDER

15.1 Fixtures

Upon the termination of this Lease, Tenant shall surrender to Landlord the Premises (including, without limitation, all buildings, apparatus and fixtures, except trade fixtures and furniture, installed by Tenant, then upon the Premises) in good condition and repair, reasonable wear and tear and damage by casualty not caused by Tenant or its agents or employees excepted, and all alterations, improvements, additions, machinery and equipment which may be made or installed from time to time by either party hereto, in, upon or about the Premises (except trade fixtures and furniture installed by Tenant) shall be the property of Landlord and upon such termination, shall be surrendered to Landlord by Tenant without any injury, damage or disturbance thereto or payment therefor.

15.2 Personal Property

Trade fixtures, furniture, partitions and other personal property installed or placed in the Premises at the cost of the Tenant shall be the property of Tenant unless otherwise specified in this Lease and Tenant shall remove the same prior to the termination of this Lease e Tenant shall at its own cost and expense completely repair any and all damage to the Premises resulting from or caused by such removal. If Tenant fails to remove all or any of such property, Landlord may at Landlord's option retain all or any of such property and title thereto shall thereupon vest in Landlord, or Landlord may remove from the Premises and dispose of in any manner all or any of such property, in which latter event Tenant shall, upon demand, pay to Landlord the actual expense of such removal and disposition and the cost of repair of any and all damage to the Premises resulting from or caused by such removal.

16. INSOLVENCY, ETC.

In the event that Tenant becomes insolvent or files a voluntary petition in bankruptcy or becomes involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of Tenant, then Landlord at its option may immediately cancel this Lease by notice to Tenant to that effect.

17. DEFAULT AND REMEDY

17.1 Default

If at any time Tenant shall fail to pay the sums due under this Lease for ten
(10) days after such payment is due or within three (3) business days after notice of such default from Landlord to Tenant or fail to remedy any default with respect to any of the other provisions, covenants or conditions of this Lease to be kept or performed by Tenant within thirty (30) days after notice (or such additional time as is reasonably required to cure such default), then Landlord shall have all such rights and remedies as are provided by law in respect to such default, including, at Landlord's election, the right to terminate this Lease, provided, however, that Tenant's obligation and liability to make good any damages and deficiencies from any reletting shall survive such termination of this Lease.

17.2 Remedy

Landlord shall in no event be in default in the performance of any of its obligations in this Lease contained unless and until Landlord shall have failed to perform such obligation within thirty (30) days (or such additional time as is reasonably required to correct any such default) after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

18. NON-WAIVER OF DEFAULTS

No waiver of any default by Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver, and that only for the time and to the extent therein stated. The acceptance by Landlord of rent with knowledge of the breach of any of the covenants of this Lesae by Tenant shall not be deemed a waiver of any such breach. One or more waivers of any breach of any covenant, term or condition of this Lease shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord consent or approval to or of any subsequent similar acts by Tenant.

19. NON-PERFORMANCE BY TENANT

If Tenant shall default in the performance of any covenant on its part to be performed by virtue of any provisions of this Lease, Landlord may, after any notice and the expiration of any period with respect thereto as required pursuant to the applicable provisions of this Lease, perform the same for the account of
Tenant. If Landlord, at any time, is compelled to pay or elects to pay any sum of money or do any acts which would require the payment of any sum of money by reason of the default of Tenant, or if Landlord is compelled to incur any expense, including reasonable attorney's fees, in instituting, prosecuting, or defending any action or proceeding instituted by reason of the default of Tenant, the sum or sums so paid by Landlord with interest at the rate of ten (10%) percent per annum from the date paid until the date repaid by Tenant, plus costs and damages, shall be deemed to be additional rental hereunder and shall be due from Tenant to Landlord on the first day of the month following the incurring of such expenses. If Tenant is compelled to incur any expenses, including reasonable attorney's fees, in instituting, prosecuting or defending any action or proceeding instituted by reason of the default of Landlord and if Tenant is successful in such litigation, the sum or sums so paid by Tenant with interest at the rate of ten (10%) percent per annum from the date paid until the date repaid by Landlord, plus costs and damages, shall be due and payable from Landlord to Tenant, pursuant to the provisions of this paragraph, shal1 in no event be treated as an offset against the rent due due and payable under this Lease.

20. HOLD OVER TENANCY

If, without the execution of a new lease or written extension and with the consent of Landlord, Tenant shall hold over after the expiration of the Lease Term of this Lease, Tenant shall be deemed to be occupying the Premises as a tenant from month to month, which tenancy may be terminated as provided by law.
During such tenancy, Tenant agrees to pay to Landlord the same rate of rental as set forth herein, unless a different rate is agreed upon, and to be bound by all of the terms, covenants and conditions as herein specified, as far as applicable;
provided, however, that if Tenant fails to surrender the Premises upon the termination of this Lease, in addition to ally other liabilities to Landlord arising therefrom, Tenant shall indemnify and hold Landlord harmless from loss or liability resulting from such failure, including any claims made by any succeeding tenant founclet1 or such failure.

21. CONDEMNATION

If the whole or any part of the Premises shall be taken under the power of eminent domains, then this Lease shall terminate as to the part taken on the day when Tenant is required to yield possession thereof, and Landlord, to the extent of the condemnation award, shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition. The minimum rental shall be reduced proportionately as to the part of the Premises taken, the reduction to be effective on the date that Tenant is required to yield possession. If the amount of the Premises so taken is such as to impair substantially the usefulness of the Premises for the purposes for which the same are hereby leased, then either party shall have the option to terminate this Lease as fo the date when Tenant is required to yield possession. All compensation awarded for such taking of the fee and the leasehold shall belong to and be the property of Landlord; provided, however, that Landlord shall not be entitled to any portion of the award made to Tenant for the cost of removal
  Of stock and fixtures.

22. NOTICES

Whenever in this Lease it shall be required or permitted that notice, approval, advice, consent or demand be given or served by either party to this Lease to or on the other, such notice of demand shall not be deemed to have been duly given or served unless in writing and forwarded by certified or registered mail to the following addresses (or such other address as may be given by one party to the other pursuant to this paragraph 22):

         To Landlord:

         Home Supply Company
         Attention: President
         3720 South 7th Street Road
         Louisville, Kentucky 40216

         To Tenant:

         In House Rehab, Inc.
         Attention: Robert J. Babine
         14th Floor - Center Tower
         Waterfront Plaza
         325 West Main Street
         Louisville, KY 40202

23. MISCELLANEOUS PROVISIONS

(a) The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner at the time in question of the Premises and in the event of any transfer or transfers of the title to the Premises, Landlord herein named (and in case of any subsequent transfer or conveyances, the then Landiord) shall be automatically freed and relieved from an after the date of such transfer or conveyance of all liabilities as respects the performance of any covenants or obligation on the part of Landlord contained in this Lease thereafter to be performed.

(b) The captions of the paragraphs in this Lease are for convenience only and shall not be considered or referred to in resolving questions or interpretations or construction.

(c) The terms "Landlord" and "Tenant" wherever used herein shall be applicable to one or more persons, as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine, and if there be more than one, the obligations hereof shall be joint and several.

(d) Both the word "person" and the word "persons" wherever used in this Lease shall include individuals, partnerships, firms, associations and corporations or any other form of business entity. In the event that two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease agreement as Tenant, the 1iability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, in the event that Tenant named in this Lease shall be a partnershp or other business association the members of which are, by virtue of statute or general law, subject to personal liability, then in that event, the liability of each such member shall be deemed joint and several.

(e) The various rights, options, elections, powers and remedies contained in this Lesae shall be construed as cumulative and no one of them shall be exclusive of any of the others, or of any other legal or equitable remedy which either party might otherwise have in the event of breach of default in the terms hereof, and the exercise of one right or remedy by such party shall not impair its right or any other right or remedy until all obligations upon the other party have been fully performed.

(f) Time is of the essence with respect to the performance of each of the covenants and agreements under this Lease.

(g) Each and all of the provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and, except as set forth in subparagraph
(a)
of this paragraph and as otherwise specifically provided elsewhere in this Lease, their respective heirs, executors, administrators, successors and assigns, subject at all times, nevertheless, to all agreements and restrictions contained elsewhere in this Lease with respect to the assignment, transfer, encumbering or subletting of all or any part of Tenant's interest in this Lease.

(h) This Lease shall be interpreted in accordance with the law of the Commonwealth of Kentucky.

(i) This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the rental, use and occupancy of the Premises and Tenant's licensed use of the Building and the other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect, and the covenants and agreements of this Lease cannot be altered, changed, modified or added to except in writing signed by Landlord and Tenant. No representation, inducement, understanding or anything of any nature whatsoever made, stated or represented on Landlord's behalf, either orally or in writing (except this Lease) has induced Tenant to enter into this Lease.

(j) Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

(k} Except with respect to those conditions, covenants and agreements of this Lease which by their nature could only be applicable after the commencement of, during or throughout the term of this Lease, all of the other conditions, covenants and agreements of this Lease shall be deemed to be effective as of the date of execution of this Lease.

(1) Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who would be entitled to any commission or fee in respect of the negotiation, execution or delivery of this lease, and shall indemnify Landlord against loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any broker' finder or other person on the basis of any arrangements of agreements made or alleged to have been made by or on behalf of Tenant.

{m) Clothing contained herein will be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties thereto, it being understood and agreed that neither method or computation of rent, nor any other provision contained herein nor any acts of the parties herein, shall be deemed to create any relationships between the parties hereto other than the relationship of Landlord and Tenant.

(n) Tenant agrees to give to whatever mortgagee designated by Landlord from time to time (and suchother mortgagee or mortgagees as Landlord may designate in writing to Tenant) written notice of each and every default under this Liease by
Landlord and further agrees not to exercise any remedy under this Lease unless such mortgagee fails to cure Landlord's default within thirty (30) days (or such longer period as may be reasonably necessary if such default cannot be cured within thirty (30) days) after receipt of such notice.

(o) The submission of this Lease by Landlord to Tenant, whether in blank form or with one or more blanks completed and whether or not all exhibits referred to herein are attached, for examination by Tenant shall not constitute a reservation of, or an option for, the Premises or any other space within the Building and shall vest no rights in Tenant. This Lease and all exhibits incorporated herein shall become binding on Landlord only upon execution and delivery thereof by Home
Supply Company, the Landlord. Until such execution and delivery, Tenant shall have no rights under this Lease and the exhibits incorporated herein or in the Premises or the Building.

(p) Landlord represents that to the best of its knowledge but without any additional inquiry that there are no hazardous substances in or about the Premises that pose a danger to health, life or safety.

IN WITNESS WHEREOF, Landlord and Tenant, have executed three originals hereof on the above date.

LANDLORD:

HOHE SUPPLY COMPANY
3720 South 7th Street Road
Louisville, Kentucky 40216

By: /s/ Samuel C. Moreley
Title:  Building Manager

TENANT:

IN HOUSE REHAB, INC.
14th Floor - Center Tower
Waterf ront Plaza
325 W. Main Street
Louisville, Kentucky 40202

By: /s/ Robert J. Babine
Title:  Chief Financial Officer
                             EXHIBIT "A"

                            TO LEASE FROM
                          HOME SUPPLY COMPANY
                                 TO
                          IN HOUSE REHAB, INC.
                           NOVEMBER 8, 1996

               WATERFRONT BUILDING - RULES AND REGULATIONS

GENERAL RULES

Lessee agrees that:

1. All deliveries or shipments of any kind to and from the Premises, including loading and unloading of goods, shall be made to any location designated by Landlord and only at times as designated by Landlord.

2. All garbage and refuse shall be stored in the type of containers specified by landlord for collection Tenant shall not collect on or about the Premises any matters that would be contagious, hazardous or combustible without the prior written consent of the Landlord. Any such soiled or dirty 1inen shall be placed in an approved metal container. Wet garbage shall be placed in planstic bags or approved containers.

3. No aerial for radios televisions, phonograph or other similar devices, shall be attached thereto (inside or outsicle the Premises) shall be installed without first obtaining in each instance the Landlord's prior written consent, and if such consent be given, no such devise shall be used in a manner so as to be heard or seen outside of the Premises.

4. Tenant shall not deposit litter, trash or other debris in any of the common areas of the Building or the common areas of its floor; and if it shall do so, it shall be its obligation to remove same and keep said common areas neat, clean, free of rubbish and debris. Tenant shall not place any obstructions in any of the common areas or otherwise restrict the ability to enter and exit its Premises.

5. Tenant shall not use the commons areas in the Building for business or promotional purposes.

6 Tenant and Tenant's employees shall park their cars only in those portions of the parking area, if any, designated for that purpose by Landlord, if the Landlord provides designated areas for parking of Tenants' automobiles.

7. Plumbing, electrical and other facilities within or serving the Premises shall not be used for any purposes other than for which they were constructed, and no foreign substances of any kind sha11 be thrown therein.

Rules and Regulations - Waterfront Plaza In House Rehab, Inc.
Page 2

8. Tenant shall not burn trash or garbage in or about the Premises or the property.

9. Tenant shall not place, suffer or permit any displays, decorations or other advertising material outside of its Premises, or on or upon any of the parking or other common areas of the property without the written consent of the Landlord.

10. Tenant shall keep the Premises at all times at a temperature sufficiently high to prevent the freezing of water in pipes and fixtures.

11. Tenant shall not use, permit or suffer the use of any portion of the Premises as living, sleeping or lodging quarters.

12. Tenant agrees to install and keep serviced fire extinguishers and any or other requirement that may be imposed by the fire department from time to time on the Premises.

13. If Tenant's use shall result in any need for pest extermination such shall be at Tenant's sole cost, at times designated by Landlord and using contractors approved by Landlord.

AMENDMENT TO RULES AND REGULATIONS

Landlord may at Landlord's option, amend or add new rules and regulations for the use and care of the Premises, the building of which the Premises forms a part or the common areas of the property. Such amendments shall be effective upon Landlord delivering a copy thereof to the Tenant and will provide that all such
Rules and Regulations and Amendments shall be uniform and shall be applied to all tenants of the Building.

LANDLORD: Home Supply Company
3720 South 7th Street Road
Louisville, Kentucky  40216

By: /s/ Samuel C. Moreley
Its: Building Manager

TENANT: In House Rehab, Inc.
14th Floor - Center Tower
Waterfront Plaza
325 W. Main St.
Louisville, Kentucky  40202

By: /s/ Robert J. Babine
Its:  Chief Financial Officer
                                EXHIBIT B
                  to Lease Agreement dated November 8, 1996
                              by and between
                          HOME SUPPLY COMPANY and
                           IN HOUSE REHAB, INC.

To be agreed to by the parties prior to December 9, 1996. If the parties are unable to agree on the specifics of this Exhibit B, the foregoing Lease Agreement will be of no force and effect.

LANDLORD: Home Supply Company
3720 South 7th Street Road
Louisville, Kentucky 40216

By: /s/ Samuel C. Moreley
Its:  Building Manager

TENANT: In House Rehab, Inc.
14th Floor - Center Tower
Waterfront Plaza
325 W. Main St.
Louisville, Kentucky  40202

By: /s/ Robert J. Babine
Its:  Chief Financial Officer
                                EXHIBIT C
                 to Lease Agreement dated November 8, 1996
                              by and between
                          HOME SUPPLY COMPANY and
                            IN HOUSE REHAB, INC.

To be agreed to by the parties prior to December 9, 1996. If the parties are unable to agree on the specifics of this Exhibit C, the foregoing Lease Agreement will be of no force and effect.

LANDLORD: Home Supply Company
3720 South 7th Street Road
Louisville, Kentucky 40216

By: /s/ Samuel C. Moreley
Its:  Building Manager

TENANT: In House Rehab, Inc.
14th Floor - Center Tower
Waterfront Plaza
325 W. Main St.
Louisville, Kentucky  40202

By: /s/ Robert J. Babine
Its:  Chief Financial Officer